Exhibit 99.1

Blaize releases updated business outlook and product pipeline that demonstrate increasing momentum for its edge AI solutions

Defense, Smart City, and Automotive updates drive strong customer pipeline

EL DORADO HILLS, CA — February 10, 2025 —Blaize Holdings, Inc. (NASDAQ: BZAI) (“Blaize”), a provider of purpose-built, artificial intelligence (AI)-enabled edge-optimized solutions, has released financial guidance and new product pipeline details that show increasing momentum in its business amidst growing demand for edge AI in the enterprise across numerous verticals.

Blaize’s innovative product pipeline, built on its full-stack programmable processor architecture suite and software platform for AI processing, has resulted in an increasingly robust and growing qualified customer pipeline.

“Blaize is well positioned to capitalize on the accelerating demand for edge AI,” said Dinakar Munagala, CEO of Blaize. “Our value proposition and solutions roadmap efficiently addresses the high-performance compute demands for defense, smart city, and automotive customers, which has resulted in a growing customer pipeline.”

Blaize announced the following financial guidance: revenue of $19 million to $50 million for fiscal year 2025 and revenue of $105 million to $140 million for fiscal year 2026, as solutions start to get deployed. Revenue from software and solutions is expected to comprise 15% to 25% of revenue in fiscal year 2025, increasing to between 20% to 30% of revenue in fiscal year 2026. Non-GAAP gross margins for fiscal years 2025 and 2026 are projected at approximately 46% to 50%. Non-GAAP research and development expense for fiscal year 2025 is expected to be approximately $49 million to $52 million, of which $18 million to $20 million is expected to be for third-party costs incurred for next-generation chips, and non-GAAP research and development expense for fiscal year 2026 is expected to be approximately $85 million to $89 million, of which $48 million to $52 million is expected to be for third-party costs incurred for next-generation chips. Non-GAAP sales, general and administration costs for fiscal year 2025 are expected to be approximately $32 million to $34 million and non-GAAP sales, general and administration costs for fiscal year 2026 are expected to be approximately $35 million to $37 million.

Blaize’s revenue model includes hardware sales to edge AI box and server manufacturers, recurring revenue sharing of monthly per edge device charges by our partner ecosystem, and full system/solution charges comprising hardware powered by Blaize, professional services and ongoing recurring services.

Blaize’s product pipeline in Defense applications includes both hardware and software solutions. Systems have localized AI compute for the lowest latency, which automatically adjust to changing conditions and can also be fine-tuned in the field. Oversight enables headquarters to process across multiple locations and with additional inputs. Systems include US-manufactured proprietary AI hardware and sensors and signal jamming capabilities, which are agnostic to communication protocols or existing infrastructure. Blaize low-code/no-code solutions are designed to enable ease of adoption and management of data in the field – from data preparation training, application creation, testing, deployment and monitoring. This is especially critical in front line defense situations.

Blaize’s Smart City in a Box is a turnkey, generative-AI powered solution to enable faster, better decisions for municipal managers, city planners, safety managers and law enforcement. The service includes traffic management, accident and erratic driving detection, and pedestrian analysis for event traffic flow, crowd detection, intrusion and vandalism detection.

Automotive solutions are based on Blaize’s years of experience working with leading automotive partners such as Denso Corporation and Mercedes-Benz Group AG. Blaize has adopted a chiplet design approach for automotive, which still leverages its core innovation delivering benefits of scalability, full programmability, and reliability. Blaize’s products achieve this with lower power and lower cost than many other market solutions. Blaize expects future solutions to enable emerging autonomous and advanced driver assistance systems, including a proof-of-concept multi-target compiler to enable automotive customers to deploy ADAS algorithms across different hardware platforms.

These verticals demonstrate the increasing application of edge AI hardware and software solutions, with more applications emerging every day.

“When it comes to edge AI, it’s not a matter of if, but when. The energy efficiency, lower cost, and low latency benefits of edge AI technology are remarkable and bring tremendous benefits across society,” Munagala said. “We’re excited to work with partners across multiple industries to bring these benefits to people’s everyday lives.”

About Blaize

Blaize provides a full-stack programmable processor architecture suite and low-code/no-code software platform that enables AI processing solutions for high-performance computing at the network’s edge and in the data center. Blaize solutions deliver real-time insights and decision-making capabilities at low power consumption, high efficiency, minimal size and low cost. Blaize has raised over $330 million from strategic investors such as DENSO, Mercedes-Benz AG, Magna, and Samsung and financial investors such as Franklin Templeton, Temasek, GGV, Bess Ventures, BurTech LP LLC, Rizvi Traverse, and Ava Investors. Headquartered in El Dorado Hills (CA), Blaize has more than 200 employees worldwide with teams in San Jose (CA) and Cary (NC), and subsidiaries in Hyderabad (India), Leeds and Kings Langley (UK), and Abu Dhabi (UAE). To learn more, visit www.blaize.com or follow us on LinkedIn and on X at @blaizeinc.

Blaize

IR@blaize.com

Non-GAAP Financial Measures

We prepare and present our consolidated financial statements in accordance with U.S. GAAP. However, management believes that non-GAAP gross margin and non-GAAP research and development expense, non-GAAP financial measures, provide investors with additional useful information in evaluating our performance, as these measures are regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These non-GAAP measures are not intended to be a substitute for any U.S. GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We calculate and define non-GAAP gross margin with an estimate of the allocation of employee costs in cost of goods sold.

We calculate and define non-GAAP research and development expense and sales, general and administration expense to exclude any share-based compensation.

Non-GAAP gross margin and non-GAAP research and development expense are financial measures that are not required by or presented in accordance with U.S. GAAP. We believe that non-GAAP gross margin and non-GAAP research and development expense, when taken together with our financial results presented in accordance with U.S. GAAP, provide meaningful supplemental information regarding our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations, or outlook. In particular, we believe that the use of non-GAAP gross margin and non-GAAP research and development expense margin is helpful to our investors as they are measures performance, as well as for internal planning and forecasting purposes.

Non-GAAP gross margin and non-GAAP research and development expense and non-GAAP sales, general and administration expense are presented for supplemental informational purposes only. They are intended to reflect the underlying cash expense in the business and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. Non-GAAP gross margin and non-GAAP research and development expense and non-GAAP sales, general and administration expense may not be comparable to similarly titled measures of other companies because they may not calculate non-GAAP gross margin and non-GAAP research and development expense and non-GAAP sales, general and administration expense in the same manner, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider non-GAAP gross margin and non-GAAP research and development expense alongside other financial measures, including our net loss and other results stated in accordance with U.S. GAAP.

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled the forward-looking non-GAAP gross margin and non-GAAP research and development expense included above to the most directly comparable GAAP measures because the comparable GAAP measures are not accessible on a forward-looking basis and the Company is unable to provide such reconciliations, without unreasonable effort, due to the inherent difficulty in predicting, with reasonable certainty, the future impact of items that are outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on beliefs and assumptions and on information currently available to Blaize, including statements regarding the industry in which Blaize operates, market opportunities, and product offerings. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the expected benefits of the Blaize’s business combination with BurTech Acquisition Corp. (the “Business Combination”) are not obtained; (iii) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (iv) the risk that the Business Combination disrupts current plans and operations of Blaize as a result of the consummation of the Business Combination; (v) failure to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (vi) costs related to the Business Combination; (vii) changes in applicable law or regulations; (viii) the outcome of any legal proceedings that may be instituted against Blaize; (ix) the effects of competition on Blaize’s future business; (x) the ability of the combined company to issue equity or equity-linked securities or obtain debt financing; (xi) the enforceability of Blaize’s intellectual property rights, including its copyrights, patents, trademarks and trade secrets, and the potential infringement on the intellectual property rights of others; and (xii) those factors discussed under the heading “Risk Factors” in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (SEC) on February 10, 2025 and other documents filed by Blaize from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Blaize assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. Blaize does not give any assurance that it will achieve its expectations.

The financial projections in this release are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Blaize’s control. While such projections are necessarily speculative, Blaize believes that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of financial information or projections in this press release should not be regarded as an indication that Blaize, or its representatives and advisors, considered or consider the information or projections to be a reliable prediction of future events. The independent registered public accounting firm of Blaize has not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this press release and, accordingly, has not expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this press release.